Exhibit 3.1

ROSS MILLER	Filed in the office of	Document Number
206 North Carson Street	/s/ Ross Miller	20100305955-30
(775) 684-5708	Ross Miller	Filing Date and Time
Secretary of State	Secretary of State	05/04/2010 3:00 PM
Carson City, Nevada 89701-4298	State of Nevada	Entity Number
Website: www.nvsos.gov		E0213342010-3

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
Corporation:	Advanced Cellular, Inc.

2. Registered Agent	☒ Commercial Registered Agent: EastBiz.com, Inc.
for Service of Process:	Name
(check only one box)	☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity
(name and address below) (name and address below)

Name

Nevada
	Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares:
(number of shares	Number of shares 50,000,000 preferred	Par value .0001	Number of shares
corporation is	with par value: 100,000,000 common	per share: .0001	without par value:
authorized to issue)

4. Names & Addresses	Nir Eliyahu
of the Board of	1. Name
Directors/Trustees:
(each Director/Trustee	5348 Vegas Dr.	Las Vegas	NV	89108
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2. Name
if there is more than 3
directors/trustees)
	Street Address	City	State	Zip Code

3. Name

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional- see instructions)

6. Names, Address	Claire Reid	X /s/ Claire Reid
and Signature of	Name	Signature
Incorporator.
(attach additional page	5348 Vegas Dr.	Las Vegas	NV	89108
if there is more than 1	Address	City	State	Zip Code
incorporator).

7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	X /s/ N. Waite			05/04/2010
	Authorized Signature of R. A. or On Behalf of R. A. Company			Date
This form must be accompanied by appropriate fees.